FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        CORPORATE OFFICE PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

       Maryland                                             23-2947217
(State of incorporation                                 (I.R.S. Employer
or organization)                                        Identification No.)

                          One Logan Square, Suite 1105
                             Philadelphia, PA 19103
               (Address of principal executive offices) (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be registered

Common shares of beneficial                  The New York
interest, $0.01 par value                    Stock Exchange
per share

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box./X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box./ /

     Securities Act registration Statement file number to which this form relates:

__________________________ (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:



--------------------------------------------------------------------------------
                                (Title of class)

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                                (Title of class)


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                                      -2-


Item 1: Description of Registrant's Securities to be Registered.

     The information required by Item 202 of Regulation S-K is contained in the Registration Statement on Form S-4 (Registration No. 333-45649) (the "Registration Statement") of Corporate Office Properties Trust (the "Company"), filed with the Securities and Exchange Commission on February 5, 1998, as amended from time to time, under the caption "Proposal I--Reformation of the Company--Description of Shares of Beneficial Interest" which is incorporated herein by reference.

Item 2: Exhibits.

     1. Amended and Restated Declaration of Trust of the Company is set forth as Appendix B of the Registration Statement and is incorporated herein by reference.

     2. By laws of the Company are set forth as Appendix C of the Registration Statement and is incorporated herein by reference.

     3. Form of Certificate for the Company's Common Shares of Beneficial Interest is set forth as Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CORPORATE OFFICE PROPERTIES
                                      TRUST
                                      (Registrant)



                                    By: /s/ Thomas D. Cassel
                                       ---------------------------------
                                        Name:   Thomas D. Cassel
                                        Title:  Vice President, Finance

Date:  April 7, 1998